PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 1 of 13

Exhibit 99.1

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf / Brooke Gordon
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2008 FOURTH QUARTER AND FULL YEAR RESULTS

NEW YORK, NY, March 30, 2009 — Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the fourth quarter and full year ended December 31, 2008. For the fourth quarter of 2008, net revenue declined 7.8% to $502.1 million from $544.3 million in 2007 and adjusted operating income before depreciation and amortization1 decreased 13.9% to $213.5 million in the fourth quarter of 2008 from $248.0 million in 2007. For the year ended December 31, 2008, net revenue decreased 2.5% to $2,020.3 million in 2008 from $2,072.8 million in 2007 and OIBDA decreased 7.5% to $798.2 million in 2008 from $863.3 million in 2007.

Joe Uva, chief executive officer, said, “Our fourth quarter results reflect an operating environment that was among the most difficult we have seen across most industries. Nevertheless, we continued to meet our key near-term goals of maintaining ample liquidity to operate our business, successfully negotiating favorable retransmission agreements and aggressively managing costs. In the fourth quarter 2008, Univision was the only major broadcast network to grow its audience in primetime among Adults 18-49, while the major English-language networks, ABC, CBS, FOX, NBC, and CW, saw their own audiences decline; and Univision’s Los Angeles television station beat all other stations in the country to rank as the # 1 station among Adults 18-49 during primetime, total day, early local news and late local news for the entire year.”

Uva continued: “With our resolute focus on our goal of becoming the most valued and valuable partner among all of our viewers, listeners, online users, mobile customers, advertisers and distributors, we remain confident that we are taking the right steps and we believe we are well-positioned to rebound quickly when the climate improves.”

[1]

The Company uses the key indicator of operating income before depreciation and amortization (“OIBDA”) to evaluate the Company's operating performance, for planning and forecasting future business operations, and except as described below, for reporting under its bank credit agreement. This indicator is presented on an adjusted basis consistent with the definition in the Company's bank credit agreement governing its senior secured credit facilities to exclude certain expenses. However, the Company's key indicator of OIBDA excludes the benefit for certain income taxes which are included in calculating adjusted OIBDA under the Company's bank credit agreement. The bank credit agreement also allows the Company to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. None of these pro forma adjustments are made to OIBDA for purposes other than reporting under the bank credit agreement. See Pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 2 of 13

The following tables set forth the Company’s unaudited financial performance for the three months and year ended December 31, 2008 by segment:

Unaudited In millions	Three Months Ended December 31,
	Net Revenue		Adjusted Operating Income Before Depreciation and Amortization[2]
	2008	2007	2008	2007
Television	$389.7	$415.4	$165.3	$191.2
Radio	99.4	115.1	43.6	51.4
Interactive Media	13.0	13.8	4.6	5.4

Consolidated	$502.1	$544.3	$213.5	$248.0

Unaudited In millions	Year Ended December 31,
	Net Revenue		Adjusted Operating Income Before Depreciation and Amortization[2]
	2008	2007[3]	2008	2007[3]
Television	$1,563.7	$1,596.6	$631.0	$674.9
Radio	414.1	429.9	157.9	173.8
Interactive Media	42.5	46.3	9.3	14.6

Consolidated	$2,020.3	$2,072.8	$798.2	$863.3

For the fourth quarter of 2008, the Company recorded pretax charges for goodwill and long-lived asset impairments of $1.6 billion, Televisa settlement and related charges of $598.7 million, an investment loss of $20.3 million and restructuring and related charges of $30.0 million.

For the full year 2008, the Company recorded pretax charges for impairments of $5.4 billion, Televisa settlement and related charges of $610.8 million, investment losses of $162.9 million and restructuring and related charges of $45.0 million.

[2]

The Company uses the key indicator of OIBDA to evaluate the Company’s operating performance, for planning and forecasting future business operations, and except as described below, for reporting under its bank credit agreement. This indicator is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its senior secured credit facilities to exclude certain expenses. However, the Company’s key indicator of OIBDA excludes the benefit for certain income taxes which are included in calculating adjusted OIBDA under the Company’s bank credit agreement. The bank credit agreement also allows the Company to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. None of these pro forma adjustments are made to OIBDA for purposes other than reporting under the bank credit agreement. See Pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[3]

The Company’s combined results for the twelve months ended December 31, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and the nine months December 31, 2007, which is a combination of two bases of accounting.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 3 of 13

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the full year and fourth quarter of 2008, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience

		Full Year 2008		4th Quarter 2008
Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	1,996	4,345	1,646	3,491
2	NBC	1,415	3,446	1,566	3,513
3	ABC	1,231	3,035	1,425	3,524
4	Univision	1,149	1,972	1,111	1,990
5	CBS	1,044	3,089	1,306	3,874
6	TBS	625	1,108	699	1,305
7	CW	615	1,099	669	1,107
8	USA	571	1,262	675	1,410
9	ESPN	499	1,017	687	1,453
10	TNT	437	1,012	367	870

Source: Nielsen Media Research, NTI, 2008 (12/31/2007-12/28/2008), 4Q 2008 (09/29/2008-12/28/2008). Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

* By Adults 18-34, Full Year 2008

For the full year 2008, Univision was the # 4 network in primetime, attracting more Adults 18-34 than CBS, as measured by Nielsen’s NTI. In addition, Univision increased its Adults 18-34 audience by 3% in 2008 compared to 2007, while the major English-language networks experienced an average audience decline of 10%. During the fourth quarter 2008, Univision ranked as the # 5 broadcast network in the country among Adults 18-49, Adults 18-34 and Total Viewers 2+. During the quarter, the Univision Network beat at least one or more of the major English-language broadcast networks — ABC, CBS, FOX or NBC — on 3 out of every 4 nights of the quarter — or 77% of the time — among Adults 18-34. In addition, the Univision Network was the #1 broadcast network in the country on 16 nights during the fourth quarter among Adults 18-34. The Univision Network also saw significant growth in its primetime audience in the fourth quarter 2008, increasing viewership among Total Viewers 2+ by 10% compared to fourth quarter 2007.

Locally, during the full year 2008, Univision’s Los Angeles station KMEX was the # 1 station in the entire country — beating every other station in the country regardless of language — during primetime, total day, early local news and late local news among Adults 18-49. During the fourth quarter 2008, Univision stations were ranked as the # 1 station in any language in primetime in Los Angeles, Miami (tie), Houston, San Antonio, Phoenix, Sacramento, Fresno and Bakersfield among Adults 18-34 and in Los Angeles, Houston, Fresno and Bakersfield among Adults 18-49. In total day, Univision stations were ranked as the #1 station in any language among Adults 18-34 in Los Angeles, Miami, Houston, Dallas, San Antonio (tie), Phoenix, Sacramento, Fresno and Bakersfield (tie) and among Adults 18-49 in Los Angeles, Miami, Houston, Phoenix and Fresno.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 4 of 13

TeleFutura Network

For the full year 2008, TeleFutura ranked as the # 2 Spanish-language network in the country among Adults 18-34 and Adults 18-49, behind only Univision, in the key dayparts of early morning, daytime and weekend daytime. TeleFutura also saw notable increases in viewership of its primetime movie block “Cine de las Estrellas,” growing its audience 6% among Adults 18-34, 4% among Adults 18-49 and 5% among Total Viewers 2+, compared to the previous year. During the fourth quarter 2008, TeleFutura maintained its ranking as the # 2 Spanish-language network in the country among Adults 18-49 and Adults 18-34 in early morning and daytime. TeleFutura increased its weekend daytime viewership in the fourth quarter by 15% among Adults 18-34 and Adults 18-49, and 22% among Total Viewers 2+, compared to the 2007 fourth quarter.

Locally, during the 2008 fourth quarter, TeleFutura claimed the # 2 Spanish-language station ranking during total day among Adults 18-34 in Los Angeles, Houston (tie), Dallas (tie), San Antonio, Sacramento and Bakersfield and among Adults 18-49 in Los Angeles, Houston (tie), Dallas (tie), San Antonio, San Francisco (tie), Sacramento and Bakersfield.

Galavisión Network

Galavisión maintained its ranking as the # 1 Spanish-language cable network in ratings and distribution among U.S. Hispanics during the full year and fourth quarter 2008, outperforming all other measurable Spanish-language cable networks across all dayparts. During the fourth quarter, Galavisión delivered more than two times the audience of its nearest Spanish-language competitor among Hispanic Adults 18-49 in primetime and total day. In addition, Galavisión ranked as the # 2 cable network broadcasting in primetime in any language among Hispanic Adults 18-49.

RADIO HIGHLIGHTS

In the markets which continue to be measured by the Arbitron diary method, Univision Radio has continued to post solid ratings. For the Fall 2008 book, Univision Radio stations in San Antonio, San Diego, Puerto Rico, Phoenix, McAllen and Las Vegas were ranked # 1 among all Adults 25-54 (Hispanic and Non-Hispanic). In addition, Univision Radio had the # 1 ranked Spanish-language stations among Adults 18-34 and Adults 25-54 in Miami, San Antonio, San Diego, Phoenix, McAllen, Las Vegas, Albuquerque and Fresno. Univision Radio is not using Arbitron’s Personal People Meter (“PPM”) data in non-accredited PPM markets due to issues with the PPM measurement process and sample.

INTERACTIVE MEDIA HIGHLIGHTS

For the full year 2008, unique visits to Univision.com increased 2%, while ad impressions grew 7% compared to the full year 2007, according to Univision.com’s MRC Accredited Worldwide Traffic Analytics. In addition, video streams increased 26% for the full year 2008. Separately, the website maintained its position as the # 1 most-visited Spanish-language website among U.S. Hispanics who used the Internet at least once in the past 30 days according to a 2008 custom nationwide study conducted by Forrester Consulting, Inc. During the fourth quarter 2008, Univision.com partnered with Zune, Microsoft Corp.’s end-to-end music and entertainment service, to launch an exclusive music download service. In addition, Univision.com hosted the official Spanish-language website of the 9th Annual Latin GRAMMY® Awards during the quarter which resulted in a record 70+ million page impressions and six million visits to Univision.com’s music section in November according to Univision.com’s MRC Accredited Worldwide Traffic Analytics. Also during the fourth quarter 2008, Univision.com partnered with Edemol and Amistad Productions to create an interactive webnovela that will premiere in 2009 only on Univision.com.

Univision Móvil provided unprecedented coverage of the Latin GRAMMY® Awards by providing exclusive live streaming of the green carpet and behind-the-scenes footage to wireless users during the fourth quarter. In addition, Univision Móvil launched LigaMax, a customizable mobile portal dedicated to soccer, including the latest news, tournament statistics and mobile video from Mexican, U.S., European and Latin American leagues.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 5 of 13

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on March 30, 2009, at 11:00 a.m. E.T. To participate in the conference call, please dial (866) 293-8823 fifteen minutes prior to the start of the call and provide the following passcode: 6174032. The call transcript will also be available on www.univision.net and the replay will be available beginning at 2:00 p.m. E.T. on March 30, 2009, through April 6, 2009. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 6174032.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 96% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 85% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 64 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 67 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Interactive Media, which includes http://www.univision.com, the premier Spanish-language Internet destination in the U.S., and Univision Móvil, the industry’s most comprehensive Spanish-language suite of mobile offerings. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: any impact of the economic crisis on our business and financial condition, including reduced advertising revenue; failure to service our debt; cancellation, reductions or postponements of advertising; write downs of the carrying value of assets due to impairment; failure of our new or existing businesses to produce projected revenues or cash flows; our reliance on Televisa for a significant amount of our network programming; failure to obtain the benefits expected from cross-promotion of media; regional downturns in economic conditions in those areas where our stations are located; possible strikes or other union job actions; changes in the rules and regulations of the FCC; a decrease in the supply or quality of programming; an increase in the cost of programming; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; potential impact of new technologies; our pending trial with Televisa with respect to Internet issues; unanticipated interruption in our broadcasting for any reason, including acts of terrorism; our ability to access our remaining holdings in the Reserve Primary Fund and a failure to achieve profitability, growth or anticipated cash flows from acquisitions.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 6 of 13

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET LOSS

The Company uses the key indicator of OIBDA to evaluate the Company’s operating performance, for planning and forecasting future business operations, and except as described below, for reporting under its bank credit agreement. This indicator is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its senior secured credit facilities to exclude certain expenses. However, the Company’s key indicator of OIBDA excludes the benefit for certain income taxes which are included in calculating adjusted OIBDA under the Company’s bank credit agreement. The bank credit agreement also allows the Company to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. None of these pro forma adjustments are made to OIBDA for purposes other than reporting under the bank credit agreement.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income (loss) or net loss as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

The tables below set forth a reconciliation of OIBDA to operating (loss) income for each segment and consolidated net loss, which are the most directly comparable GAAP financial measures.

Unaudited In millions	Three Months Ended December 31, 2008
	Consolidated	Television	Radio	Internet
OIBDA	$213.5	$165.3	$43.6	$4.6
Depreciation and amortization	33.9	30.3	2.7	0.9
Televisa settlement and related charges	598.7	598.7	—	—
Merger-related expenses	0.2	0.2	—	—
Impairment loss	1,572.5	1,254.3	318.2	—
Restructuring and related charges	30.0	27.0	2.8	0.2
Other[4]	13.3	10.4	2.9	—

Operating (loss) income	$(2,035.1)	$(1,755.6)	$(283.0)	$3.5

Unaudited In millions	Three Months Ended December 31, 2008
Operating loss	$(2,035.1)
Other (income) expense:
Interest expense	174.9
Interest income	(3.8)
Amortization of deferred financing costs	11.7
Equity income in unconsolidated subsidiaries and other	(0.9)
Loss on investments	20.3
Interest rate swap expense	68.6

Loss from continuing operations before income taxes	(2,305.9)
Benefit for income taxes	(318.3)

Loss from continuing operations	(1,987.6)
Loss from discontinued operations, net of income taxes	(0.1)

Net loss	$(1,987.7)

[4]

Other includes management fee of $4.2 million, an asset impairment charge, business optimization expense, share-based compensation, letter of credit fees, sponsor expense, consulting fee, and other legal fees.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 7 of 13

Unaudited In millions	Three Months Ended December 31, 2007
	Consolidated	Television	Radio	Internet
OIBDA	$248.0	$191.2	$51.4	$5.4
Depreciation and amortization	38.1	34.2	2.4	1.5
Televisa settlement and related charges	5.8	5.8	—	—
Merger-related expenses	0.9	0.9	—	—
Restructuring and related charges	7.0	7.0	—	—
Other[5]	15.0	13.7	1.3	—

Operating income	$181.2	$129.6	$47.7	$3.9

Unaudited In millions	Three Months Ended December 31, 2007
Operating income	$181.2
Other (income) expense:
Interest expense	191.5
Interest income	(1.4)
Loss on investments	2.9
Amortization of deferred financing costs	11.8
Equity income in unconsolidated subsidiaries and other	(1.0)

Loss from continuing operations before income taxes	(22.6)
Benefit for income taxes	(3.8)

Loss from continuing operations	(18.8)
Loss from discontinued operation, net of income taxes[6]	(182.7)

Net loss	$(201.5)

[5]	Other includes management fee of $5.0 million, business optimization expense, share-based compensation, an asset impairment charge, sponsor expense and Televisa payments under protest.
[6]	Includes an impairment charge related to music of $190.6 million before the effect of income taxes, and $180.3 million net of income taxes.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 8 of 13

Unaudited In millions	Year Ended December 31, 2008
	Consolidated	Television	Radio	Internet
OIBDA	$798.2	$631.0	$157.9	$9.3
Depreciation and amortization	122.9	105.8	9.9	7.2
Televisa settlement and related charges	610.8	610.8	—	—
Merger-related expenses	2.4	2.4	—	—
Impairment losses	5,372.6	2,811.3	2,451.3	110.0
Restructuring and related charges	45.0	40.2	4.6	0.2
Other[7]	41.3	36.4	4.9	—

Operating loss	$(5,396.8)	$(2,975.9)	$(2,312.8)	$(108.1)

Unaudited In millions	Year Ended December 31, 2008
Operating loss	$(5,396.8)
Other (income) expense:
Interest expense	753.5
Interest income	(18.5)
Loss on investments	162.9
Amortization of deferred financing costs	47.1
Interest rate swap expense	68.6
Equity income in unconsolidated subsidiaries and other	(3.4)

Loss from continuing operations before income taxes	(6,407.0)
Benefit for income taxes	(1,284.4)

Loss from continuing operations	(5,122.6)
Loss from discontinued operations, net of income taxes	(4.7)

Net loss	$(5,127.3)

[7]

Other includes management fee of $16.0 million, business optimization expense, an asset impairment charge, share-based compensation, sponsor expense, other legal fees, letter of credit fees and a purchase accounting adjustment related to leases.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 9 of 13

Unaudited In millions	Year Ended December 31, 2007[8]
	Consolidated	Television	Radio	Internet
OIBDA	$863.3	$674.9	$173.8	$14.6
Depreciation and amortization	140.1	123.8	10.2	6.1
Televisa settlement and related charges	20.1	20.1	—	—
Merger-related expenses	150.2	144.5	5.7	—
Voluntary contribution per FCC consent decree	24.0	24.0	—	—
Restructuring and related charges	7.8	7.1	0.7	—
Other[9]	41.8	39.3	2.4	0.1

Operating income	$479.3	$316.1	$154.8	$8.4

Unaudited In millions	Year Ended December 31, 2007[8]
Operating income	$479.3
Other (income) expense:
Interest expense	607.9
Interest income	(5.6)
Loss on investments	2.9
Loss on extinguishment of debt	1.6
Amortization of deferred financing costs	35.3
Equity income in unconsolidated subsidiaries and other	(4.0)

Loss from continuing operations before income taxes	(158.8)
Benefit for income taxes	(29.7)

Loss from continuing operations	(129.1)
Loss from discontinued operation, net of income taxes	(185.8)

Net loss	$(314.9)

[8]

The Company’s combined results for the twelve months ended December 31, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and the nine months ended December 31, 2007, which is a combination of two bases of accounting.

[9]	Other includes management fee of $14.4 million, business optimization expense, share-based compensation, Televisa payments under protest, sponsor expense and an asset impairment charge.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 10 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per-share data)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$692.8	$226.2
Short-term investment fund	67.6	—
Accounts receivable, less allowance for doubtful accounts of $24.2 in 2008 and $14.9 in 2007	402.3	471.5
Program rights and prepayments	19.9	27.8
Deferred tax assets	43.7	22.0
Prepaid expenses and other	45.6	24.5
Current assets held for sale	—	72.9

Total current assets	1,271.9	844.9
Property and equipment, net	631.7	673.9
Intangible assets, net	4,096.4	7,107.9
Goodwill	4,886.5	7,277.2
Deferred financing costs	207.6	257.2
Program rights and prepayments	61.3	36.7
Investments	54.6	225.8
Other assets	37.6	34.3

Total assets	$11,247.6	$16,457.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$261.6	$179.4
Income taxes payable	3.8	5.5
Accrued interest	78.9	150.2
Accrued license fees	26.8	23.7
Program rights obligations	12.9	13.9
Interest rate swap liability	49.1	—
Current portion of long-term debt and capital lease obligations	391.1	250.8
Current liabilities held for sale	—	64.3

Total current liabilities	824.2	687.8
Long-term debt	10,181.3	9,721.4
Capital lease obligations	38.5	43.1
Program rights obligations	10.2	12.1
Deferred tax liabilities	824.6	2,138.8
Interest rate swap liability	193.1	165.8
Deferred advertising revenue	606.3	—
Other long-term liabilities	69.2	61.0

Total liabilities	12,747.4	12,830.0

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2008 and 2007; 1,000 shares issued and outstanding in 2008 and 2007	—	—
Additional paid-in-capital	3,981.0	3,975.5
Accumulated deficit	(5,375.2)	(247.9)
Accumulated other comprehensive loss	(105.6)	(99.7)

Total stockholders’ (deficit) equity	(1,499.8)	3,627.9

Total liabilities and stockholders’ equity (deficit)	$11,247.6	$16,457.9

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 11 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007
Net revenue	$502.1	$544.2
Direct operating expenses	160.0	175.2
Selling, general and administrative expenses	141.9	136.0
Merger-related expenses	0.2	0.9
Impairment loss	1,572.5	—
Restructuring and related charges	30.0	7.0
Televisa settlement and related charges	598.7	5.8
Depreciation and amortization	33.9	38.1

Operating (loss) income	(2,035.1)	181.2
Other expense (income):
Interest expense	174.9	191.5
Interest income	(3.8)	(1.4)
Loss on investments	20.3	2.9
Amortization of deferred financing costs	11.7	11.8
Interest rate swap expense	68.6	—
Equity income in unconsolidated subsidiaries and other	(0.9)	(1.0)

Loss from continuing operations before income taxes	(2,305.9)	(22.6)
(Benefit) for income taxes	(318.3)	(3.8)

Loss from continuing operations	(1,987.6)	(18.8)
Loss from discontinued operations, net of income taxes	(0.1)	(182.7)

Net loss	$(1,987.7)	$(201.5)

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 12 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2008, the Nine Months Ended December 31, 2007,

the Three Months Ended March 31, 2007 and the Year Ended December 31, 2006

(In millions)

	Successor		Predecessor
	Year Ended December 31, 2008	Nine Months Ended December 31, 2007	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Net revenue	$2,020.3	$1,635.5	$437.3	$2,025.6
Direct operating expenses	683.3	524.0	160.6	719.9
Selling, general and administrative expenses	580.1	427.0	139.7	528.6
Merger-related expenses	2.4	6.0	144.2	13.4
Impairment losses	5,372.6	—	—	—
Restructuring and related charges	45.0	7.8	—	—
Voluntary contribution per FCC consent decree	—	—	24.0	—
Televisa settlement and related charges	610.8	15.7	4.4	9.4
Depreciation and amortization	122.9	120.0	20.1	82.8

Operating (loss) income	(5,396.8)	535.0	(55.7)	671.5
Other expense (income):
Interest expense	753.5	588.8	19.1	91.4
Interest income	(18.5)	(4.3)	(1.3)	(2.2)
Loss on investments	162.9	2.9	—	3.7
Loss on extinguishment of debt	—	—	1.6	—
Amortization of deferred financing costs	47.1	34.8	0.5	2.6
Interest rate swap expense	68.6	—	—	—
Equity income in unconsolidated subsidiaries and other	(3.4)	(2.9)	(1.1)	(4.3)

(Loss) income from continuing operations before income taxes	(6,407.0)	(84.3)	(74.5)	580.3
(Benefit) provision for income taxes	(1,284.4)	(23.8)	(5.9)	231.3

(Loss) income from continuing operations	(5,122.6)	(60.5)	(68.6)	349.0
(Loss) income from discontinued operation, net of income taxes	(4.7)	(187.4)	1.6	0.2

Net (loss) income	$(5,127.3)	$(247.9)	$(67.0)	$349.2

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 13 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2008, the Nine Months Ended December 31, 2007,

the Three Months Ended March 31, 2007 and the Year Ended December 31, 2006

(In millions)

	Successor		Predecessor
	Year Ended December 31, 2008	Nine Months Ended December 31, 2007	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Cash flows from operating activities:
Net (loss) income	$(5,127.3)	$(247.9)	$(67.0)	$349.2
(Loss) income from discontinued operation	(4.7)	(187.4)	1.6	0.2

(Loss) income from continuing operations	(5,122.6)	(60.5)	(68.6)	349.0
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities:
Depreciation	72.3	59.4	19.5	80.1
Amortization of intangible assets	50.6	60.6	0.6	2.7
Amortization of deferred financing costs	47.1	34.7	0.5	2.6
Deferred income taxes	(1,290.5)	(26.1)	20.5	56.8
Loss on investments	162.9	2.9	—	3.7
Interest rate swap expense	68.6	—	—	—
Impairment losses	5,372.6	—	—	—
Televisa non-cash settlement costs	536.0	—	—	—
Share-based compensation	5.5	3.9	36.5	12.7
Earnings distribution from an equity investment	4.0	3.8	—	2.1
Other non-cash items	(2.8)	(0.2)	0.9	(2.2)
Changes in assets and liabilities:
Accounts receivable, net	69.2	(107.5)	62.6	(36.7)
Program rights and prepayments	(16.7)	(15.9)	4.7	11.0
Prepaid advertising revenue	67.3	—	—	—
Prepaid expenses and other	5.8	6.4	(23.4)	29.7
Accounts payable and accrued liabilities	57.2	(16.8)	91.5	(37.0)
Income taxes	(1.1)	89.8	(30.0)	16.9
Accrued interest	(71.3)	133.9	(6.2)	(3.2)
Accrued license fees	2.7	1.6	1.5	(2.7)
Program rights obligations	(2.8)	(2.3)	(1.2)	(7.2)
Other, net	7.6	(3.9)	8.5	(3.5)

Net cash provided by operating activities from continuing operations	21.6	163.8	117.9	474.8
Net cash (used in) provided by operating activities from discontinued operation	(13.1)	(5.0)	3.1	(33.6)

Net cash provided by operating activities	8.5	158.8	121.0	441.2

Cash flows from investing activities:
Short-term investment fund	(78.8)	—	—	—
Acquisitions	(19.1)	(14.0)	—	(120.1)
Proceeds from sale of radio stations	4.4	—	—	—
Proceeds from sales of music business	11.6	—	—	—
Proceeds from sale of investments	10.4	19.6	—	52.7
Capital expenditures	(65.2)	(54.1)	(15.6)	(80.2)
Other, net	—	2.7	(0.3)	0.9

Net cash used in investing activities from continuing operations	(136.7)	(45.8)	(15.9)	(146.7)
Net cash used in investing activities from discontinued operation	—	(0.1)	(0.4)	(9.3)

Net cash used in investing activities	(136.7)	(45.9)	(16.3)	(156.0)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,278.1	9,200.0	80.0	550.0
Capital contribution from management	—	3,971.6	—	—
Payment for share-based awards	—	(12,546.7)	—	—
Repayment of current portion of long-term debt	(683.3)	(243.7)	(221.2)	(938.9)
Purchases of treasury shares	—	—	(2.6)	(14.5)
Proceeds from stock options exercised	—	—	16.8	91.6
Income tax benefit from share-based awards	—	—	3.8	32.1
Deferred financing costs	—	(291.9)	(0.1)	(1.4)
Merger-related (payments) and receipts	—	(296.3)	235.4	—

Net cash provided by (used in) financing activities from continuing operations	594.8	(207.0)	112.1	(281.1)
Net cash provided by (used in) financing activities from discontinued operation	—	—	—	—

Net cash provided by (used in) financing activities	594.8	(207.0)	112.1	(281.1)

Net increase (decrease) in cash	466.6	(94.1)	216.8	4.1
Cash and cash equivalents, beginning of period	226.2	320.3	103.5	99.4

Cash and cash equivalents, end of period	$692.8	$226.2	$320.3	$103.5

Supplemental disclosure of cash flow information:
Interest paid	$824.8	$482.8	$22.3	$79.4
Income taxes paid	$5.2	$5.1	$0.7	$120.7